Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ADC Therapeutics SA of our report dated March 10, 2026 relating to the financial statements, which appears in ADC Therapeutics SA's Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ PricewaterhouseCoopers SA

Lausanne, Switzerland

August 13, 2026